UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 1, 2007

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On February 1, 2007, Hospira issued a press release announcing the completion of its acquisition of Mayne Pharma Limited on February 2, 2007 Australia time. Such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On February 1, 2007, Hospira posted to its Web site a slide presentation relating to its acquisition of Mayne Pharma. The presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Use of Non-GAAP Financial Measures

Hospira refers to non-GAAP financial measures in such materials, including earnings per share excluding the impact of transaction expenses and amortization of intangible assets. Transaction expenses include charges related to purchase accounting (for example, write-off of in-process research and development and write-up of inventory) and integration expenses. On a GAAP basis, including the effect of such charges and expenses, the transaction is expected to be dilutive to earnings per share in 2007 and 2008. Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by Hospira may not be comparable to similarly titled measures reported by other companies.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Hospira, Inc.
99.2	Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: February 1, 2007		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary